EXHIBIT 10.1

AMENDMENT NO. 1 TO PRO-WATER ACQUISITION AGREEMENT

THIS AMENDMENT NO. 1 TO PRO-WATER ACQUISITION AGREEMENT (the “Amendment”), is entered into as of this 12th day of July 2010, by and between RG Global Lifestyles, Inc. (“RGBL” or Buyer”) a California corporation having its principal place of business located at 2345 W. Foothill, Suite #7, Upland, CA 91786 and Pro-Water LLC, a Colorado limited liability company (“Pro-Water”) and Metropolitan Real Estate LLC, a New York limited liability company, and the sole Pro-Water member (“Pro-Water Member”). (The Pro-Water Member and Pro-Water are collectively referred herein as “Seller” or “Sellers”.) Buyer and Seller(s) are sometimes collectively referred to herein as the “Parties” and individually as the “Party.”

Preamble:

WHEREAS, the Parties entered into a certain Pro-Water Acquisition Agreement on July 7, 2010 (“Agreement”) for the sale of Pro-Water to RGBL;

WHEREAS, the Parties wish to amend the terms of the Agreement;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

Agreement

1.           Subsection (a) of Section 1.02 “Purchase and Sale” of the Agreement, shall be amended to read as follows:

“(a) A total of thirty three million, three hundred thirty three thousand, three hundred and thirty three (33,333,333) shares of the restricted common stock of RGBL (“RGBL Shares”);”

2.           Subsection (a) of Section 7.02 “Deliveries by RGBL” of the Agreement, shall be amended to read as follows:

“(a) To Horst Franz Geicke, the assign of the Pro-Water Member, a stock certificate representing thirty three million, three hundred thirty three thousand, three hundred and thirty three (33,333,333) shares of the restricted common stock of RGBL.”

3.           Subsection (a) of Section 5 “Conversion” of Exhibit A “Secured Convertible Promissory Note” to the Agreement, shall be amended to read as follows:

“(a)           Mechanics of Conversion. At any time, Lender may at its option elect to automatically convert all or part of: (a) $400,000 of the outstanding Principal Amount and unpaid accrued interest thereon as of such date (“Conversion Date”) into shares of the Borrower’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $0.025 per share; and (2) $1,600,000 of the outstanding Principal Amount and unpaid accrued interest thereon as of such Conversion Date into shares of the Borrower’s Common Stock at a price of $0.20 per share;”

Other than the foregoing, the Agreement remains in full force and correct.

IN WITNESS WHEREOF, the Parties have executed this Amendment No.1 to the Pro-Water Acquisition Agreement as of the day and year first written above.

RG Global Lifestyles, Inc.

/s/ Grant King

Name: Grant King
Title:  Chief Executive Officer

Pro-Water LLC

/s/ Keith Morlock

Name: Keith Morlock
Title:  President

Metropolitan Real Estate LLC

/s/ Horst Geicke

Name: Horst Geicke
Title:  Partner